CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 (the "Registration Statement") of Franklin Templeton International Trust of our report dated December 19, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Report to Shareholders of Templeton Global Long-Short Fund, a series of Franklin Templeton International Trust, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in the N-1A registration statement of Franklin Templeton International Trust dated March 1, 2007, which also appears in such Registration Statement.

We hereby consent to the use of our report dated June 13, 2006, relating to the financial statements and financial highlights which appear in the April
30, 2006 Annual Report to the Shareholders of Franklin U.S. Long-Short Fund, a series of Franklin Strategic Series, and to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the prospectus and statement of additional information, as included in the N-1A registration statement of Franklin Strategic Series dated September
1, 2006, which are incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 22, 2007